Exhibit 4.1

Execution Version

TALOS PRODUCTION INC.

12.00% SECOND-PRIORITY SENIOR SECURED NOTES DUE 2026

FORM OF SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 27, 2022, among TALOS PRODUCTION INC., a Delaware corporation (together with its successors and assigns, the “Issuer”), the Guarantors and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Agent are party to an indenture, dated as of January 4, 2021 (the “Base Indenture”), relating to the Issuer’s 12.00% Second-Priority Senior Secured Notes due 2026, which was amended by the First Supplemental Indenture, dated as of January 14, 2021 (the “First Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”);

WHEREAS, on September 21, 2022, the Issuer, the Parent Guarantor, Tide Merger Sub I Inc., a Delaware corporation and a directly wholly owned subsidiary of the Parent Guarantor (“Merger Sub Inc.”), Tide Merger Sub II LLC, a Delaware limited liability company and a directly wholly owned subsidiary of the Parent Guarantor (“Merger Sub LLC”), Tide Merger Sub III LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Issuer, EnVen Energy Corporation, a Delaware corporation (“EnVen”), and BCC EnVen Investments, L.P., a Delaware limited partnership, in its capacity as the representative of the equityholders of EnVen, entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement and upon the terms and subject to satisfaction or waiver of the conditions set forth therein, (i) Merger Sub Inc. will merge with and into EnVen (the “First Merger”), with EnVen continuing as the surviving corporation in the First Merger (the “First Surviving Corporation”); (ii) immediately following the First Merger, the First Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger”), with Merger Sub LLC continuing as the surviving entity in the Second Merger (the “Surviving Company”) and (iii) if the Solicitation (as defined below) is consummated, the Surviving Company will merge with and into the Issuer;

WHEREAS, the Issuer desires to amend and supplement the Indenture as contemplated by Section 4 of this Supplemental Indenture (the “Amendments”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuer, the Trustee and the Collateral Agent may, in certain circumstances, amend the Indenture, the Notes and any other Note Document with the consent of the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes), subject to Section 2.09 of the Indenture (the “Required Consents”);

WHEREAS, the Issuer has solicited the consent of the holders of the outstanding Notes (the “Solicitation”), and the holders of at least a majority in principal amount of the Notes have validly consented to the amendments set forth in this Supplemental Indenture, pursuant to and in accordance with the Consent Solicitation Statement, dated October 21, 2022 (the “Consent Solicitation Statement”), upon the terms and subject to the conditions set forth therein;

WHEREAS, this Supplemental Indenture is authorized pursuant to Section 9.02 of the Indenture;

WHEREAS, the Issuer has, pursuant to Section 9.05 of the Indenture, furnished the Trustee and the Collateral Agent with (i) an Officers’ Certificate and an Opinion of Counsel complying with the requirements of Section 13.04 and 13.05 of the Indenture, (ii) a copy of the resolutions of the Board of Directors and (iii) evidence of Required Consents (constituting consents of holders of at least a majority in principal amount of the Notes);

WHEREAS, the Trustee and the Collateral Agent each is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuer and of the Guarantors necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuer, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Effectiveness of Supplemental Indenture; Operativeness of Amendments.

(a)

This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

(b)

This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Issuer, the Guarantors, the Trustee and the Collateral Agent; provided, however, that the Amendments shall only become operative once (i) the Second Merger is consummated and (ii) the Issuer pays (or causes to be paid) each consenting holder’s Consent Fee (as defined in the Consent Solicitation Statement) to The Depository Trust Company for the benefit of the consenting holders in accordance with the terms set forth in the Consent Solicitation Statement (collectively, the “Conditions”). The Issuer shall notify the Trustee promptly in writing after the satisfaction of the Conditions.

4. Amendments.

(a)	The Indenture and the Notes are hereby amended by adding the definition of “EnVen Notes” to Section 1.01 of the Indenture as follows:

“EnVen Notes” means the 11.750% Senior Secured Second Lien Notes due 2026 issued by Energy Ventures GoM LLC (or any successor) and EnVen Finance Corporation (or any successor) pursuant to that certain indenture, dated April 15, 2021 (as amended, restated, supplemented or otherwise modified from time to time), among Energy Ventures GoM LLC, as issuer, EnVen Finance Corporation, as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association (or any successor), as trustee and collateral agent.

(b)	The Indenture and the Notes are hereby amended by modifying clause (6)(D) of the definition of “Permitted Liens” to insert the bold and underlined language in Section 1.01 of the Indenture as follows:

“Permitted Liens” means, with respect to any Person:

(6) (D) Liens securing the Notes Obligations issued on the Issue Date and Liens securing the Obligations under the EnVen Notes;

(c)	The Indenture and the Notes are hereby amended by modifying Section 4.03(b)(ii) of the Indenture to insert the bold and underlined language in Section 4.03(b)(ii) as follows:

(b) The limitations set forth in Section 4.03(a) shall not apply to:

(ii) the Incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Notes (including any guarantee thereof (including the Subsidiary Guarantees)) (including any Exchange Notes and related guarantees thereof) (not including any Additional Notes) and the Indebtedness in respect of the EnVen Notes (including any guarantee thereof);

5. The Trustee and the Collateral Agent Make No Representations. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original (which may be delivered in original form or facsimile or an electronic file thereof), but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “endorse” and words of similar import in this Supplemental Indenture shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent pursuant to procedures approved by such Trustee or the Collateral Agent, as applicable.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

TALOS PRODUCTION INC.

TALOS ENERGY INC.

CKB PETROLEUM, LLC

STONE ENERGY HOLDING, L.L.C.

TALOS ENERGY HOLDINGS LLC

TALOS ENERGY INTERNATIONAL LLC

TALOS ENERGY LLC

TALOS ENERGY OFFSHORE LLC

TALOS ENERGY OPERATING COMPANY LLC

TALOS ENERGY PHOENIX LLC

TALOS ERT LLC

TALOS EXPLORATION LLC

TALOS GULF COAST LLC

TALOS GULF COAST OFFSHORE LLC

TALOS GULF COAST ONSHORE LLC

TALOS OIL AND GAS LLC

TALOS PETROLEUM LLC

TALOS PRODUCTION FINANCE INC.

TALOS RESOURCES LLC

TALOS THIRD COAST LLC

By:	/s/ Shannon E. Young III
	Name:	Shannon E. Young III
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page – Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Agent

By:	/s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

[Signature Page – Second Supplemental Indenture]